Exhibit 4(f)(3)

                                                                EXECUTION COPY


                       ESCROW AND PAYING AGENT AGREEMENT
                                  (Class C-1)

                          Dated as of August 5, 2002

                                     among

               WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

                               as Escrow Agent,

                          SALOMON SMITH BARNEY INC.,

                    CREDIT SUISSE FIRST BOSTON CORPORATION,

                    CREDIT LYONNAIS SECURITIES (USA) INC.,

                           DEUTSCHE BANK SECURITIES,

                         J.P. MORGAN SECURITIES INC.,

                            ABN AMRO INCORPORATED,

                          MORGAN STANLEY & CO. INC.,

                        U.S.BANCORP PIPER JAFFRAY INC.,

                         BNP PARIBAS SECURITIES CORP.,

                                      and

                        THE ROYAL BANK OF SCOTLAND PLC

                               as Underwriters,

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        not in its individual capacity,
                      but solely as Pass Through Trustee
                             for and on behalf of
                Northwest Airlines Pass Through Trust 2002-1C-1
                           as Pass Through Trustee,

                                      AND

                     STATE STREET BANK AND TRUST COMPANY,

                                as Paying Agent



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                               TABLE OF CONTENTS

                                                                         Page


Section 1.  Escrow Agent....................................................2

   Section 1.1  Appointment of Escrow Agent.................................2

   Section 1.2  Instruction, Etc............................................3

   Section 1.3  Initial Escrow Amount; Issuance of Escrow Receipts..........4

   Section 1.4  Payments to Receiptholders..................................4

   Section 1.5  Mutilated, Destroyed, Lost or Stolen Escrow Receipt.........4

   Section 1.6  Additional Escrow Amounts...................................5

   Section 1.7  Resignation or Removal of Escrow Agent......................5

   Section 1.8  Persons Deemed Owners.......................................6

   Section 1.9  Further Assurances..........................................6

Section 2.  Paying Agent....................................................6

   Section 2.1  Appointment of Paying Agent.................................6

   Section 2.2  Establishment of Paying Agent Account.......................6

   Section 2.3  Payments from Paying Agent Account..........................7

   Section 2.4  Withholding Taxes...........................................7

   Section 2.5  Resignation or Removal of Paying Agent......................8

   Section 2.6  Notice of Final Withdrawal; Series D Non-Issuance
                Withdrawals.................................................8

Section 3.  Payments........................................................9

Section 4.  Other Actions...................................................9

Section 5.  Representations and Warranties of the Escrow Agent..............9

Section 6.  Representations and Warranties of the Paying Agent.............10

Section 7.  Indemnification................................................11

Section 8.  Amendment, Etc.................................................11

Section 9.  Notices........................................................12

Section 10. Transfer.......................................................12

Section 11. Entire Agreement...............................................13


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Section 12. Governing Law..................................................13

Section 13. WAIVER OF JURY TRIAL RIGHT.....................................13

Section 14. Counterparts...................................................13


























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EXHIBITS

Exhibit A         Escrow Receipt
Exhibit B         Withdrawal Certificate




































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

          This ESCROW AND PAYING AGENT AGREEMENT (Class C-1) dated as of August 5, 2002 (as amended, modified or supplemented from time to time, this "Agreement") among Wells Fargo Bank Northwest, National Association, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"), Salomon Smith Barney Inc., Credit Suisse First Boston Corp., Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., ABN AMRO Inc., Morgan Stanley & Co. Inc., U.S. Bancorp Piper Jaffray Inc., BNP Paribas Securities Corp. and The Royal Bank of Scotland plc., as Underwriters of the Certificates referred to below (the "Underwriters" and together with their respective transferees and assigns as registered owners of the Certificates, the "Investors") under the Underwriting Agreement referred to below, State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement referred to below, and State Street Bank and Trust Company, as paying agent hereunder (in such capacity, together with its successors in such capacity, the "Paying Agent").

                             W I T N E S S E T H:

          WHEREAS, Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation ("Northwest") and the Pass Through Trustee have entered into a Trust Supplement, dated as of the date hereof (the "Trust Supplement"), to the Pass Through Trust Agreement, dated as of June 3, 1999, by and among the Guarantor, Northwest and the Pass Through Trustee, (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement"), relating to Northwest Airlines Pass Through Trust 2002-1C-1 (the "Pass Through Trust") pursuant to which the Northwest Airlines Pass Through Trust, Series 2002-1C-1 Certificates referred to therein (the "Certificates") are being issued;

          WHEREAS, Northwest and the Underwriters have entered into an Underwriting Agreement dated July 29, 2002 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Underwriting Agreement") pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

          WHEREAS, Northwest, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by Northwest, or an owner trustee, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

          WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors, subject to withdrawal upon request by the Pass Through Trustee and satisfaction of the conditions set forth in the Note Purchase Agreement for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited on behalf of the Escrow Agent with

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Credit Suisse First Boston, New York Branch, as Depositary (the "Depositary")
under the Deposit Agreement, dated as of the date hereof, between the Depositary and the Escrow Agent relating to the Pass Through Trust (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Deposit Agreement") pursuant to which, among other things, the Depositary will pay interest for distribution to the Investors and establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee;

          WHEREAS, the Escrow Agent wishes to appoint the Paying Agent to pay amounts required to be distributed to the Investors in accordance with this Agreement; and

          WHEREAS, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in the Pass Through Trust Agreement.

          NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Escrow Agent.

          Section 1.1 Appointment of Escrow Agent. Each of the Underwriters, for and on behalf of each of the Investors, hereby irrevocably appoints, authorizes and directs the Escrow Agent to act as escrow agent and fiduciary hereunder and under the Deposit Agreement for such specific purposes and with such powers as are specifically delegated to the Escrow Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Escrow Agent under this Agreement or the Deposit Agreement shall be held in escrow by the Escrow Agent in accordance with the terms of this Agreement. This Agreement is irrevocable and the Investors' rights with respect to any monies received and held in escrow by the Escrow Agent under this Agreement or the Deposit Agreement shall only be as provided under the terms and conditions of this Agreement and the Deposit Agreement. The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement;

          (b) shall not be responsible to the Pass Through Trustee or the Investors for any recitals, statements, representations or warranties of any person other than itself contained in this Agreement or the Deposit Agreement or for the failure by the Pass Through Trustee, the Investors or any other person or entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); and

          (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds) or breach of its obligations hereunder.

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The Escrow Agent is authorized to appoint a Luxembourg Paying Agent as its agent hereunder to perform actions substantially the same as those performed by the Luxembourg Paying Agent for the Pass Through Trustee.

          Section 1.2 Instruction, Etc. The Underwriters, for and on behalf of each of the Investors, hereby irrevocably instruct the Escrow Agent, and the Escrow Agent agrees: (a) to enter into the Deposit Agreement and, if requested by the Company pursuant to Section 5(a)(vi) of the Note Purchase Agreement, to enter into a Replacement Deposit Agreement with the Replacement Depositary specified by the Company; (b) to appoint the Paying Agent as provided in this Agreement; (c) upon receipt at any time and from time to time prior to the Termination Date (as defined below) of a certificate substantially in the form of Exhibit B hereto (a "Withdrawal Certificate") executed by the Pass Through Trustee, together with an attached Notice of Purchase Withdrawal in substantially the form of Exhibit A to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Purchase Withdrawal" and the withdrawal to which it relates, a "Purchase Withdrawal"), immediately to execute the Applicable Notice of Purchase Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel such Applicable Notice of Purchase Withdrawal; (d) upon receipt of a Withdrawal Certificate executed by the Pass Through Trustee, together with an attached Notice of Replacement Withdrawal in substantially the form of Exhibit C to the Deposit Agreement (a "Notice of Replacement Withdrawal") duly completed by the Pass Through Trustee, to (X) give such Notice of Replacement Withdrawal to the Depositary requesting a withdrawal, on the date specified in such notice, which shall not be less than 15 days after such notice is given (the "Replacement Withdrawal Date"), of all Deposits then held by the Depositary together with, if the Replacement Withdrawal Date occurs on a Regular Distribution Date, all accrued and unpaid interest on such Deposits to but excluding the Replacement Withdrawal Date, and (Y) direct the Depositary to transfer such Deposits on behalf of the Escrow Agent to the Replacement Depositary in accordance with the Replacement Deposit Agreement; (e) upon receipt at any time and from time to time of a Withdrawal Certificate executed by the Pass Through Trustee, together with an attached Notice of Series D Non-Issuance Withdrawal in substantially the form of Exhibit D to the Deposit Agreement duly completed by the Pass Through Trustee (the "Applicable Notice of Series D Non-Issuance Withdrawal" and the withdrawal to which it relates, a "Series D Non-Issuance Withdrawal"), immediately to execute the Applicable Notice of Series D Non-Issuance Withdrawal as Escrow Agent and transmit it to the Depositary by facsimile transmission in accordance with the Deposit Agreement; provided that, upon the request of the Pass Through Trustee after such transmission, the Escrow Agent shall cancel with Applicable Notice of Series D Non-Issuance Withdrawal; and (f) if there are any undrawn Deposits (as defined in the Deposit Agreement) on the "Termination Date", which shall mean the earlier of
(i) March 31, 2004 and (ii) the day on which the Escrow Agent receives notice from the Pass Through Trustee that the Pass Through Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated, to give notice to the Depositary (with a copy to the Paying Agent) substantially in the form of Exhibit B to the Deposit Agreement requesting a withdrawal of all of the remaining Deposits, together with accrued and unpaid interest on such Deposits to the date of withdrawal, on the 25th day after the date that such notice of withdrawal is given to the Depositary (or, if not a Business Day, on the next succeeding Business Day) (a "Final


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Withdrawal"), provided that if the day scheduled for the Final Withdrawal in accordance with the foregoing is within ten (10) days before or after a Regular Distribution Date, then the Escrow Agent shall request that such requested Final Withdrawal be made on such Regular Distribution Date (the date of such requested withdrawal, the "Final Withdrawal Date"). If for any reason the Escrow Agent shall have failed to give the Final Withdrawal Notice to the Depositary on or before March 31, 2004, and there are unwithdrawn Deposits on such date, the Final Withdrawal Date shall be deemed to be April 15, 2004.

          Section 1.3 Initial Escrow Amount; Issuance of Escrow Receipts. The Escrow Agent hereby directs the Underwriters to, and the Underwriters hereby acknowledge that on the date hereof they shall, irrevocably deliver to the Depositary on behalf of the Escrow Agent, an amount in U.S. dollars ("Dollars") and immediately available funds equal to $56,000,000 for deposit on behalf of the Escrow Agent with the Depositary in accordance with Section
2.1 of the Deposit Agreement. The Underwriters hereby instruct the Escrow Agent, upon receipt of such sum from the Underwriters, to confirm such receipt by executing (by manual or facsimile signature) and delivering to the Pass Through Trustee an Escrow Receipt in the form of Exhibit A hereto (an "Escrow Receipt"), (a) to be affixed by the Pass Through Trustee to each Certificate and (b) to evidence the same percentage interest ("Escrow Interest") in the Account Amounts (as defined below) as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which it is to be affixed. The Escrow Agent shall provide to the Pass Through Trustee for attachment to each Certificate newly issued under and in accordance with the Pass Through Trust Agreement an executed Escrow Receipt as the Pass Through Trustee may from time to time request of the Escrow Agent. Each Escrow Receipt shall be registered by the Escrow Agent in a register (the "Register") maintained by the Escrow Agent in the same name and same manner as the Certificate to which it is attached and may not thereafter be detached from such Certificate to which it is to be affixed prior to the distribution of the Final Withdrawal (the "Final Distribution"). After the Final Distribution, no additional Escrow Receipts shall be issued and the Pass Through Trustee shall request the return to the Escrow Agent for cancellation of all outstanding Escrow Receipts.

          Section 1.4 Payments to Receiptholders. All payments and distributions made to holders of an Escrow Receipt (collectively, "Receiptholders") in respect of the Escrow Receipt shall be made only from amounts deposited in the Paying Agent Account (as defined below) ("Account Amounts"). Each Receiptholder, by its acceptance of an Escrow Receipt, agrees that (a) it will look solely to the Account Amounts for any payment or distribution due to such Receiptholder pursuant to the terms of the Escrow Receipt and this Agreement and (b) it will have no recourse to Northwest, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

          Section 1.5 Mutilated, Destroyed, Lost or Stolen Escrow Receipt. If
(a) any mutilated Escrow Receipt is surrendered to the Escrow Agent or the Escrow Agent receives evidence to its satisfaction of the destruction, loss or theft of any Escrow Receipt and (b) there is delivered to the Escrow Agent and the Pass Through Trustee such security, indemnity or bond,


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as may be required by them to hold each of them harmless, then, absent notice to the Escrow Agent or the Pass Through Trustee that such destroyed, lost or stolen Escrow Receipt has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Escrow Agent shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Escrow Receipt, a new Escrow Receipt or Escrow Receipts and of like Escrow Interest in the Account Amounts and bearing a number not contemporaneously outstanding.

          In connection with the issuance of any new Escrow Receipt under this
Section 1.5, the Escrow Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Escrow Agent) connected therewith.

          Any duplicate Escrow Receipt issued pursuant to this Section 1.5 shall constitute conclusive evidence of the appropriate Escrow Interest in the Account Amounts, as if originally issued, whether or not the lost, stolen or destroyed Escrow Receipt shall be found at any time.

          The provisions of this Section 1.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Escrow Receipts.

          Section 1.6 Additional Escrow Amounts. On the date of any Purchase Withdrawal, the Pass Through Trustee may re-deposit with the Depositary some or all of the amounts so withdrawn in accordance with Section 2.4 of the Deposit Agreement.

          Section 1.7 Resignation or Removal of Escrow Agent. Subject to the appointment and acceptance of a successor Escrow Agent as provided below, the Escrow Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Investors, but may not otherwise be removed except for cause by the written consent of the Investors with respect to Investors representing Escrow Interests aggregating not less than a majority in interest in the Account Amounts (an "Action of Investors"). Upon any such resignation or removal, the Investors, by an Action of Investors, shall have the right to appoint a successor Escrow Agent. If no successor Escrow Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Escrow Agent's giving of notice of resignation or the removal of the retiring Escrow Agent, then the retiring Escrow Agent may appoint a successor Escrow Agent. Any successor Escrow Agent shall be a bank which has an office in the United States with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall enter into such documents as the Pass Through Trustee shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations hereunder. No resignation or removal of the Escrow Agent shall be effective unless a written confirmation shall have been obtained from each of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., that the replacement of the Escrow Agent with the successor Escrow Agent will not result in (a) a reduction of the rating for the Certificates below the then


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current rating for the Certificates (without regard to the Polices, in the case of the Class G-1 and Class G-2 Certificates) or (b) a withdrawal or suspension of the rating of the Certificates.

          Section 1.8 Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Escrow Agent and the Paying Agent may treat the Person in whose name any Escrow Receipt is registered (as of the day of determination) as the owner of such Escrow Receipt for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and neither the Escrow Agent nor the Paying Agent shall be affected by any notice to the contrary.

          Section 1.9 Further Assurances. The Escrow Agent agrees to take such actions, and execute such other documents, as may be reasonably requested by the Pass Through Trustee in order to effectuate the purposes of this Agreement and the performance by the Escrow Agent of its obligations hereunder.

          Section 2. Paying Agent.

          Section 2.1 Appointment of Paying Agent. The Escrow Agent hereby irrevocably appoints and authorizes the Paying Agent to act as its paying agent hereunder, for the benefit of the Investors, for such specific purposes and with such powers as are specifically delegated to the Paying Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Any and all money received and held by the Paying Agent under this Agreement or the Deposit Agreement shall be held in the Paying Agent Account for the benefit of the Investors. The Paying Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for the Escrow Agent;

          (b) shall not be responsible to the Escrow Agent for any recitals, statements, representations or warranties of any person other then itself contained in this Agreement or for the failure by the Escrow Agent or any other person or entity (other than the Paying Agent) to perform any of its obligations hereunder (whether or not the Paying Agent shall have any knowledge thereof); and

          (c) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

The Paying Agent is authorized to appoint a Luxembourg Paying Agent as its agent hereunder to perform actions substantially the same as those performed by the Luxembourg Paying Agent for the Pass Through Trustee.

          Section 2.2 Establishment of Paying Agent Account. The Paying Agent shall establish a deposit account (the "Paying Agent Account") at State Street Bank and Trust Company in the name of the Escrow Agent. It is expressly understood by the parties hereto that the Paying Agent is acting as the paying agent of the Escrow Agent hereunder and that no amounts on deposit in the Paying Agent Account constitute part of the Trust Property.

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          Section 2.3 Payments from Paying Agent Account. The Escrow Agent hereby irrevocably instructs the Paying Agent, and the Paying Agent agrees to act, as follows:

          (a) On each Interest Payment Date (as defined in the Deposit Agreement) or as soon thereafter as the Paying Agent has confirmed receipt in the Paying Agent Account from the Depositary of any amount in respect of accrued interest on the Deposits, the Paying Agent shall distribute out of the Paying Agent Account the entire amount deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding such Interest Payment Date by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount of interest deposited by the Depositary in the Paying Agent Account on such date, except that, with respect to Escrow Receipts registered on the Record Date in the name of The Depository Trust Company, a New York Corporation ("DTC"), such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

          (b) Upon the confirmation by the Paying Agent of receipt in the Paying Agent Account from the Depositary of any amount in respect of the Final Withdrawal or any Series D Non-Issuance Withdrawal, the Paying Agent shall forthwith distribute the entire amount of the Final Withdrawal or such Series D Non-Issuance Withdrawal, as the case may be, deposited therein by the Depositary. There shall be so distributed to each Receiptholder of record on the 15th day (whether or not a Business Day) preceding the Final Withdrawal Date or, in the case of a Series D Non-Issuance Withdrawal, on the date specified for payment thereof by the Pass Through Trustee in the Applicable Notice of Series D Non-Issuance Withdrawal by check mailed to such Receiptholder, at the address appearing in the Register, such Receiptholder's pro rata share (based on the Escrow Interest in the Account Amounts held by such Receiptholder) of the total amount in the Paying Agent Account on account of such Final Withdrawal or such Series D Non-Issuance Withdrawal, as the case may be, except that, with respect to Escrow Receipts registered on the Record Date in the name of DTC, such distribution shall be made by wire transfer in immediately available funds to the account designated by DTC.

          (c) If any payment of interest or principal in respect of the Final Withdrawal or any Series D Non-Issuance Withdrawal is not received by the Paying Agent within five (5) days of the applicable date when due, then it shall be distributed to Receiptholders after actual receipt by the Paying Agent on the same basis as a Special Payment is distributed under the Pass Through Trust Agreement.

          (d) The Paying Agent shall include with any check mailed pursuant to this Section any notice required to be distributed under the Pass Through Trust Agreement that is furnished to the Paying Agent by the Pass Through Trustee.

          Section 2.4 Withholding Taxes. The Paying Agent shall exclude and withhold from each distribution of accrued interest on the Deposits (as defined in the Deposit Agreement) and any amount in respect of the Final Withdrawal or any Series D Non-Issuance Withdrawal any and all withholding taxes applicable thereto as required by law. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of


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the Deposits (as defined in the Deposit Agreement) or the escrow amounts, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Receiptholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Receiptholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Receiptholder may reasonably request from time to time. The Paying Agent agrees to file any other information reports as it may be required to file under United States law.

          Section 2.5 Resignation or Removal of Paying Agent. Subject to the appointment and acceptance of a successor Paying Agent as provided below, the Paying Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Escrow Agent, but may not otherwise be removed except for cause by the Escrow Agent. Upon any such resignation or removal, the Escrow Agent shall have the right to appoint a successor Paying Agent. If no successor Paying Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Paying Agent's giving of notice of resignation or the removal of the retiring Paying Agent, then the retiring Paying Agent may appoint a successor Paying Agent. Any Successor Paying Agent shall be a bank which has an office in the United States with a combined capital and surplus of at least US$100,000,000. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall enter into such documents as the Escrow Agent shall require and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations hereunder.

          Section 2.6 Notice of Final Withdrawal; Series D Non-Issuance Withdrawals. Promptly after receipt by the Paying Agent of notice that the Escrow Agent has requested a Final Withdrawal or Series D Non-Issuance Withdrawal or that a Final Withdrawal will be made, the Paying Agent shall cause notice of the distribution of the Final Withdrawal or Series D Non-Issuance Withdrawal, as the case may be, to be mailed to each of the Receiptholders at its address as it appears in the Register. In addition, the Paying Agent shall cause such notice to be published in the Luxemburger Wort or in another daily newspaper of general circulation in Luxembourg (or, if not practical, elsewhere in Europe) promptly after such notice is mailed to Receiptholders. Such notice shall be mailed not less than fifteen (15) days prior to the Final Withdrawal Date or date of payment of such Series D Non-Issuance Withdrawal, as the case may be. Such notice shall set forth:

          (a) the Final Withdrawal Date or date of payment of such Series D Non-Issuance Withdrawal, as the case may be and the date for determining Receiptholders of record who shall be entitled to receive distributions in respect of the Final Withdrawal or a Series D Non-Issuance Withdrawal;

          (b) the amount of the payment in respect of the Final Withdrawal or a Series D Non-Issuance Withdrawal for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee) and the amount thereof constituting unused Deposits (as defined in the Deposit Agreement) and interest thereon; and

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          (c) if the Final Withdrawal Date or date of payment of such Series D
     Non-Issuance Withdrawal, as the case may be, is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate (based on information provided by the Pass Through Trustee).

          Such mailing (and newspaper publication) may include any notice required to be given to Certificateholders in connection with such distribution pursuant to the Pass Through Trust Agreement.

          Section 3. Payments. If, notwithstanding the instructions in Article IV of the Deposit Agreement that all amounts payable to the Escrow Agent under the Deposit Agreement be paid by the Depositary directly to the Paying Agent or the Pass Through Trustee (depending on the circumstances), the Escrow Agent receives any payment thereunder, then the Escrow Agent shall forthwith pay such amount in Dollars and in immediately available funds by wire transfer to
(a) in the case of a payment of accrued interest on the Deposits (as defined in the Deposit Agreement) or any Final Withdrawal or any Series D Non-Issuance Withdrawal directly to the Paying Agent Account and (b) in the case of any Purchase Withdrawal, directly to the Pass Through Trustee or its designee as specified and in the manner provided in the Applicable Notice of Purchase Withdrawal. The Escrow Agent hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against amounts payable to the Paying Agent howsoever arising.

          Section 4. Other Actions. The Escrow Agent shall take such other actions under or in respect of the Deposit Agreement (including, without limitation, the enforcement of the obligations of the Depositary thereunder) as the Investors, by an Action of Investors, may from time to time request.

          Section 5. Representations and Warranties of the Escrow Agent. The Escrow Agent represents and warrants to Northwest, the Investors, the Paying Agent and the Pass Through Trustee as follows:

          (a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America;

          (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement and the Deposit Agreement;

          (c) the execution, delivery and performance of each of this Agreement and the Deposit Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and each such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof or thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement or the Deposit Agreement;

          (e) neither the execution, delivery or performance by it of this Agreement or the Deposit Agreement, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

          (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or the Deposit Agreement or (B) would call into question or challenge the validity of this Agreement or the Deposit Agreement or the enforceability hereof or thereof in accordance with the terms hereof or thereof, nor is the Escrow Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement or the Deposit Agreement.

          Section 6. Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants to Northwest, the Investors, the Escrow Agent and the Pass Through Trustee as follows:

          (a) it is a trust company duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts;

          (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

          (c) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of it and does not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

          (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

          (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (A) would adversely affect the ability of it to perform its obligations under this Agreement or (B) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Paying Agent in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

          Section 7. Indemnification. Except for actions expressly required of the Escrow Agent or the Paying Agent hereunder, each of the Escrow Agent and the Paying Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have been indemnified by the party requesting such action in a manner reasonably satisfactory to it against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In the event Northwest requests any amendment to any Operative Document (as defined in the Note Purchase Agreement), the Pass Through Trustee agrees to pay all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and the Paying Agent in connection therewith.

          Section 8. Amendment, Etc. Upon request of the Pass Through Trustee and approval by an Action of Investors, the Escrow Agent shall enter into an amendment to this Agreement, so long as such amendment does not adversely affect the rights or obligations of the Escrow Agent or the Paying Agent, provided that upon request of the Pass Through Trustee and without any consent of the Investors, the Escrow Agent shall enter into an amendment to this Agreement for any of the following purposes:

          (a) to correct or supplement any provision in this Agreement which may be defective or inconsistent with any other provision herein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, provided that any such action shall not materially adversely affect the interests of the Investors; or

          (b) to comply with any requirement of the Securities and Exchange Commission, applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or any regulatory body; or

          (c) to evidence and provide for the acceptance of appointment under this Agreement of a successor Escrow Agent, successor Paying Agent or successor Pass Through Trustee.

          Section 9. Notices. Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof (or, if received outside of business hours, on the next opening of business on a Business Day). All notices shall be sent to (a) in the case of the Investors, as their respective addresses shall appear in the Register, (b) in the case of the Escrow Agent, Wells Fargo Bank Northwest, National Association, 79 South Main Street, Salt Lake City, UT 84111,
Attention: Corporate Trust Services (Telecopier: (801) 246-5053), (c) in the case of the Pass Through Trustee, State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate/Muni Department (Telecopier:
(860) 244-1889) or (d) in the case of the Paying Agent, State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, MA 02111, Attention: Corporate Trust Department (Telecopier: (617) 988-9514), in each case with a copy to Northwest Airlines, Inc., Department A4010, 5101 Northwest Drive, St. Paul, MN 55111-3034, Attention: Treasurer (Telecopier: (612) 726-0665) (or at such other address as any such party may specify from time to time in a written notice to the other parties). On or prior to the execution of this Agreement, the Pass Through Trustee has delivered to the Escrow Agent a certificate containing specimen signatures of the representatives of the Pass Through Trustee who are authorized to give notices and instructions with respect to this Agreement. The Escrow Agent may conclusively rely on such certificate until the Escrow Agent receives written notice from the Pass Through Trustee to the contrary.

          Section 10. Transfer. No party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.7 hereof or (in the case of the Paying Agent) to a successor paying agent under Section
2.5 hereof, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent and the Paying Agent) their respective permitted assigns.

          Section 11. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the Escrow Agent, the Paying Agent, the Underwriters and the Pass Through Trustee with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

          Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 13. WAIVER OF JURY TRIAL RIGHT. EACH OF THE ESCROW AGENT, THE PAYING AGENT, THE INVESTORS AND THE PASS THROUGH TRUSTEE ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

          Section 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the Escrow Agent, the Paying Agent, the Underwriters and the Pass Through Trustee have caused this Escrow and Paying Agent Agreement (Class C-1) to be duly executed as of the day and year first above written.

                                         WELLS FARGO BANK NORTHWEST,
                                         NATIONAL ASSOCIATION, as Escrow Agent


                                         By: /s/ Michael D. Hoggan
                                             ----------------------------------
                                             Name:   Michael D. Hoggan
                                             Title:  Assistant Vice President



                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT, NATIONAL
                                         ASSOCIATION, not in its individual
                                         capacity, but solely as Pass Through
                                         Trustee for and on behalf of Northwest
                                         Airlines Pass Through Trust 2002-1C-1


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                         STATE STREET BANK AND TRUST
                                         COMPANY, as Paying Agent


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:

          IN WITNESS WHEREOF, the Escrow Agent, the Paying Agent, the Underwriters and the Pass Through Trustee have caused this Escrow and Paying Agent Agreement (Class C-1) to be duly executed as of the day and year first above written.

                                         WELLS FARGO BANK NORTHWEST,
                                         NATIONAL ASSOCIATION, as Escrow Agent


                                         By:
                                             ----------------------------------
                                             Name:
                                             Title:



                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT, NATIONAL
                                         ASSOCIATION, not in its individual
                                         capacity, but solely as Pass Through
                                         Trustee for and on behalf of Northwest
                                         Airlines Pass Through Trust 2002-1C-1


                                         By: /s/ Kenneth R. Ring
                                             ----------------------------------
                                             Name:   Kenneth R. Ring
                                             Title:  Assistant Vice President


                                         STATE STREET BANK AND TRUST
                                         COMPANY, as Paying Agent


                                         By: /s/ Kenneth R. Ring
                                             ----------------------------------
                                             Name:   Kenneth R. Ring
                                             Title:  Assistant Vice President

                                        Salomon Smith Barney Inc.,
                                        Credit Suisse First Boston Corporation,
                                        Credit Lyonnais Securities (USA) Inc.,
                                        Deutsche Bank Securities Inc.,
                                        J.P. Morgan Securities Inc.,
                                        ABN AMRO Incorporated,
                                        Morgan Stanley & Co. Incorporated,
                                        U.S. Bancorp Piper Jaffray Inc.,
                                        BNP Paribas Securities Corp., and
                                        The Royal Bank of Scotland plc
                                        as Underwriters


                                        By:  Salomon Smith Barney Inc., as
                                             representative of the several
                                             Underwriters


                                        By: /s/ Roy Chandran
                                            -----------------------------------
                                            Name:   Roy Chandran
                                            Title:  Director

                                                                   EXHIBIT A

             Northwest Airlines 2002-1C-1 Escrow Receipt No. ____

          This Escrow Receipt evidences a fractional undivided interest in amounts ("Account Amounts") from time to time deposited into a certain paying agent account (the "Paying Agent Account") described in the Escrow and Paying Agent Agreement (Class C-1) dated as of August 5, 2002 (as amended, modified or supplemented from time to time, the "Escrow and Paying Agent Agreement") among Wells Fargo Bank Northwest, National Association, a national banking association, as Escrow Agent (in such capacity, together with its successors in such capacity, the "Escrow Agent"), Salomon Smith Barney Inc., Credit Suisse First Boston Corp., Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., ABN AMRO Inc., Morgan Stanley & Co. Inc., U.S. Bancorp Piper Jaffray Inc., BNP Paribas Securities Corp. and The Royal Bank of Scotland plc., as Underwriters, State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") and State Street Bank and Trust Company, as paying agent (in such capacity, together with its successors in such capacity, the "Paying Agent"). Capitalized terms not defined herein shall have the meanings assigned to them in the Escrow and Paying Agent Agreement.

          This Escrow Receipt is issued under and is subject to the terms, provisions and conditions of the Escrow and Paying Agent Agreement. By virtue of its acceptance hereof the holder of this Escrow Receipt assents and agrees to be bound by the provisions of the Escrow and Paying Agent Agreement and this Escrow Receipt.

          This Escrow Receipt represents a fractional undivided interest in amounts deposited from time to time in the Paying Agent Account, and grants or represents no rights, benefits or interests of any kind in respect of any assets or property other than such amounts. This Escrow Receipt evidences the same percentage interest in the Account Amounts as the Fractional Undivided Interest in the Pass Through Trust evidenced by the Certificate to which this Escrow Receipt is affixed.

          All payments and distributions made to Receiptholders in respect of the Escrow Receipt shall be made only from Account Amounts deposited in the Paying Agent Account. The holder of this Escrow Receipt, by its acceptance of this Escrow Receipt, agrees that it will look solely to the Account Amounts for any payment or distribution due to it pursuant to this Escrow Receipt and that it will not have any recourse to Northwest, the Pass Through Trustee, the Paying Agent or the Escrow Agent, except as expressly provided herein or in the Pass Through Trust Agreement. No Receiptholder of this Escrow Receipt shall have any right to vote or in any manner otherwise control the operation and management of the Paying Agent Account, nor shall anything set forth herein, or contained in the terms of this Escrow Receipt, be construed so as to constitute the Receiptholders from time to time as partners or members of an association.

          This Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which this Escrow Receipt is affixed. After payment to the holder hereof of its Escrow Interest in the Final Distribution, upon the request of the Pass Through Trustee, the holder hereof will return this Escrow Receipt to the Pass Through Trustee.

          The Paying Agent may treat the person in whose name the Certificate to which this Escrow Receipt is attached as the owner hereof for all purposes, and the Paying Agent shall not be affected by any notice to the contrary.

          THIS ESCROW RECEIPT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Escrow Agent has caused this Escrow Receipt to be duly executed.

Dated:  [____  , 2002]


                                         WELLS FARGO BANK NORTHWEST,
                                         NATIONAL ASSOCIATION, as Escrow Agent


                                         By __________________________________
                                            Name:
                                            Title:

                                                                 EXHIBIT B

                            Withdrawal Certificate
                                  (Class C-1)



Wells Fargo Bank Northwest, National Association, as Escrow Agent
79 South Main Street
Salt Lake City, UT 84111
Attention: Corporate Trust Services
Telecopier: (801) 246-5053

Ladies and Gentlemen:

          Reference is made to the Escrow and Paying Agent Agreement dated as of August 5, 2002 (the "Agreement"). [We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied.] [We hereby notify you that we have been directed pursuant to Section 2(b) of the Note Purchase Agreement to instruct you to deliver notice of a Series D Non-Issuance Withdrawal.] [We hereby notify you that the Depositary is being replaced in accordance with Section 5(a)(vi) of the Note Purchase Agreement.] Pursuant to Section [1.2(c)] [1.2(d)] [1.2(e)] of the Agreement, please execute the attached [Notice of Purchase Withdrawal] [Notice of Series D Non-Issuance Withdrawal] [Notice of Replacement Withdrawal] and immediately transmit by facsimile to the Depositary, at [insert fax no.], Attention:
_______.

          Capitalized terms used herein but not defined shall have the meanings specified in the Agreement.



                                   Very truly yours,

                                   STATE STREET BANK AND TRUST
                                   COMPANY OF CONNECTICUT, NATIONAL
                                   ASSOCIATION, not in its individual capacity but solely as Pass Through Trustee


                                   By:_______________________________________
                                      Name:
                                      Title:


Dated:  _________, ____